Exhibit 99.1

USANA Health Sciences Reports Fiscal Year and Fourth Quarter 2021 Results

SALT LAKE CITY--(BUSINESS WIRE)--February 8, 2022--USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its full year and fiscal fourth quarter ended January 1, 2022.

Key Financial & Operating Highlights

  Fiscal year 2021 net sales grew 5% to $1.186 billion.
  Reported fiscal year 2021 diluted EPS totaled $5.73.
  Fourth quarter net sales reached $267 million and diluted EPS were $1.03.
  Company provides initial 2022 net sales guidance of $1.125 to $1.225 billion and initial diluted EPS guidance of $5.25 to $6.00.

The Company maintains a 52/53-week fiscal year. Fiscal 2020 was a 53-week year and included one additional week of sales in the fourth quarter.

FY 2021 Financial Performance

Consolidated Results
Net Sales	$1.186 billion	+5% vs prior year +$53.6 million YOY FX impact, or +5% FY 2020 additional week of sales contributed approximately $18 million to prior year results
Diluted EPS	$5.73	-2% vs prior year 20.3 million diluted shares, -4% vs prior year FY 2020 additional week of sales contributed an estimated $0.17 to prior year results
Active Customers	560,000	-7% vs. prior year

“USANA delivered year-over-year net sales growth for 2021, despite a challenging year-over-year comparable and a global operating environment that disrupted many of our growth initiatives and planned events,” said Kevin Guest, Chief Executive Officer and Chairman of the Board. “Importantly, we made meaningful progress during the year in executing our digital transformation strategy, which is key to improving our overall customer experience and setting the stage for future net sales growth.”

Q4 2021 Financial Performance

Consolidated Results
Net Sales	$267.3 million	-14% vs. prior-year quarter +$1.9 million YOY FX impact, or +1% Q4 2020 additional week of sales contributed approximately $18 million to prior year results
Diluted EPS	$1.03	-45% vs. prior-year quarter Diluted shares of 19.7 million, -7% Q4 2020 additional week of sales contributed an estimated $0.17 per share to prior year results

Mr. Guest added, “Fourth quarter net sales came in below our expectations as our business was negatively impacted in several key Asia Pacific markets where COVID-19 restrictions persisted throughout the quarter. Additionally, lower gross margin and the unanticipated timing of certain marketing expenses resulted in lower-than-expected diluted earnings per share. We estimate that these collective events negatively impacted diluted earnings per share by $0.18.”

Q4 2021 Regional Results:

Asia Pacific Region
Net Sales	$212.1 million	-15% vs. prior-year quarter 79% of consolidated net sales
Active Customers	428,000	-6% vs. prior-year quarter -3% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$125.8 million	-10% vs. prior-year quarter Constant currency net sales: -13%
Active Customers	255,000	+1% vs. prior-year quarter +4% sequentially
North Asia
Net Sales	$29.2 million	-11% vs. prior-year quarter Constant currency net sales: -6%
Active Customers	58,000	-3% vs. prior-year quarter -8% sequentially
Southeast Asia Pacific
Net Sales	$57.0 million	-26% vs. prior-year quarter No meaningful FX impact
Active Customers	115,000	-19% vs. prior-year quarter -14% sequentially
Americas and Europe Region
Net Sales	$55.2 million	-11% vs. prior-year quarter No meaningful FX impact 21% of consolidated net sales
Active Customers	132,000	-9% vs. prior-year quarter -1% sequentially

Balance Sheet and Share Repurchase Activity

The Company ended the year with $240 million in cash and cash equivalents and no debt after repurchasing 296,000 shares for $28.9 million during the fourth quarter. Diluted shares outstanding totaled 19.7 million for the fourth quarter. As of January 1, 2022, the Company had approximately $108 million remaining under the share repurchase authorization.

Fiscal 2022 Outlook

Mr. Guest continued, “Growth in Active Customers and net sales in each of our regions around the world remain top priorities in 2022. This focus reflects our commitment to all stakeholders and to our vision of improving the health and wellness of as many people around the world as possible. Fiscal 2022 is also USANA’s 30th year anniversary, and we have several exciting events, product launches, and announcements planned to celebrate our legacy and drive growth. In connection with our anniversary, we hope to return to live events in markets where we are permitted to do so. We believe that live events are both important and additive to driving excitement and momentum within our sales force. During the year, we will continue investing in technology and digital tools to further improve our overall customer experience. We will continue to lay the foundations for expansion into new markets and pursue accretive business development opportunities. We look forward to growing the number of individuals and families using our products and to delivering growth for USANA in 2022.”

The Company is introducing net sales and earnings per share outlook for fiscal year 2022, as detailed in the table below:

Fiscal Year 2022 Outlook
Range
Consolidated Net Sales	$1.125 - $1.225 billion
Diluted EPS	$5.25 - $6.00

Doug Hekking, Chief Financial Officer, commented, “We are providing our initial outlook for fiscal 2022, which reflects a wider-than-normal range due to continued uncertainty surrounding the COVID-19 environment. Some of our markets continue to experience meaningful lockdown restrictions while others are operating in a more normalized environment. Our outlook anticipates that net sales will accelerate throughout the year. It also assumes a modestly unfavorable foreign currency environment, increased costs due to inflationary pressures, and increased travel and event-related costs in select markets. Additionally, we project an effective tax rate of 32.5% for the year and a diluted share count of 19.6 million.”

Management Commentary Document and Conference Call

For more information on the USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, February 9, 2022 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a question and answer session.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

About USANA

USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, and Italy. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the magnitude, scope and duration of the impact of the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the further spread of, and regulatory measures or voluntary actions that may be put in place to limit the spread of, COVID-19 in the markets where we operate, including restrictions on business operations, shelter at home, or social distancing requirements; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of deteriorating foreign and/or trade relations between the United States and China; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; and uncertainty relating to the fluctuation in U.S. and other international currencies. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

USANA Health Sciences, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	1-Jan-22	2-Jan-21	1-Jan-22	2-Jan-21

Net sales	$267,299	$310,521	$1,186,464	$1,134,644
Cost of sales	52,518	59,020	217,898	209,111
Gross profit	214,781	251,501	968,566	925,533
Operating expenses:
Associate incentives	114,687	129,791	519,267	487,856
Selling, general and administrative	68,589	69,172	279,107	261,186
Earnings from operations	31,505	52,538	170,192	176,491
Other income (expense), net	141	1,993	450	1,457
Earnings before income taxes	31,646	54,531	170,642	177,948
Income taxes	11,326	14,902	54,137	53,284
NET EARNINGS	$20,320	$39,629	$116,505	$124,664

Earnings per share - diluted	$1.03	$1.87	$5.73	$5.86
Weighted average shares outstanding - diluted	19,673	21,189	20,343	21,256

USANA Health Sciences, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
	1-Jan-22	2-Jan-21
ASSETS
Current Assets
Cash and cash equivalents	$239,832	$311,917
Inventories	98,318	90,224
Prepaid expenses and other current assets	26,967	23,145
Total current assets	365,117	425,286

Property and equipment, net	101,780	100,445
Goodwill	17,668	17,367
Intangible assets, net	30,442	30,796
Deferred tax assets	4,839	4,640
Other assets	57,894	62,353
Total assets	$577,740	$640,887

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$13,508	$18,195
Other current liabilities	147,282	149,878
Total current liabilities	160,790	168,073

Deferred tax liabilities	7,497	12,009
Other long-term liabilities	14,329	19,155

Stockholders' equity	395,124	441,650
Total liabilities and stockholders' equity	$577,740	$640,887

USANA Health Sciences, Inc.
Sales by Region
(unaudited)
(in thousands)

	Quarter Ended
	January 1, 2022		January 2, 2021		Change from prior year		Currency impact on sales	% change excluding currency impact
Asia Pacific
Greater China	$125,840	47.1%	$139,059	44.8%	$(13,219)	(9.5%)	$4,126	(12.5%)
Southeast Asia Pacific	56,984	21.3%	76,861	24.7%	(19,877)	(25.9%)	(1,036)	(24.5%)
North Asia	29,249	10.9%	32,892	10.6%	(3,643)	(11.1%)	(1,612)	(6.2%)
Asia Pacific Total	212,073	79.3%	248,812	80.1%	(36,739)	(14.8%)	1,478	(15.4%)

Americas and Europe	55,226	20.7%	61,709	19.9%	(6,483)	(10.5%)	471	(11.3%)
	$267,299	100.0%	$310,521	100.0%	$(43,222)	(13.9%)	$1,949	(14.5%)

	Twelve Months Ended
	January 1, 2022		January 2, 2021		Change from prior year		Currency impact on sales	% change excluding currency impact
Asia Pacific
Greater China	$563,469	47.5%	$530,505	46.7%	$32,964	6.2%	$34,781	(0.3%)
Southeast Asia Pacific	269,803	22.7%	269,555	23.8%	248	0.1%	8,381	(3.0%)
North Asia	129,920	11.0%	114,964	10.1%	14,956	13.0%	3,917	9.6%
Asia Pacific Total	963,192	81.2%	915,024	80.6%	48,168	5.3%	47,079	0.1%

Americas and Europe	223,272	18.8%	219,620	19.4%	3,652	1.7%	6,555	(1.3%)
	$1,186,464	100.0%	$1,134,644	100.0%	$51,820	4.6%	$53,634	(0.2%)

Active Associates by Region(1)
(unaudited)

	As of
	January 1, 2022		January 2, 2021
Asia Pacific
Greater China	81,000	31.9%	88,000	29.4%
Southeast Asia Pacific	78,000	30.7%	103,000	34.5%
North Asia	37,000	14.6%	39,000	13.0%
Asia Pacific Total	196,000	77.2%	230,000	76.9%

Americas and Europe	58,000	22.8%	69,000	23.1%
	254,000	100.0%	299,000	100.0%

Active Preferred Customers by Region (2)
(unaudited)

	As of
	January 1, 2022		January 2, 2021
Asia Pacific
Greater China	174,000	56.8%	164,000	54.7%
Southeast Asia Pacific	37,000	12.1%	39,000	13.0%
North Asia	21,000	6.9%	21,000	7.0%
Asia Pacific Total	232,000	75.8%	224,000	74.7%

Americas and Europe	74,000	24.2%	76,000	25.3%
	306,000	100.0%	300,000	100.0%
(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.
(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

Contacts

Investor contact:
Patrique Richards
Investor Relations
(801) 954-7961
investor.relations@usanainc.com

Media contact:
Dan Macuga
Public Relations
(801) 954-7280